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Exhibit 10.26

2004 Executive Bonus Plan Description

        The Company's Compensation Committee approved a bonus plan for the executive officers of the Company for 2004. As a threshold to the payment of any bonuses for the year, the Company must have at least a minimum return on equity for the year as determined by the Committee. The Bonus will be based primarily on financial goals for the Company and to a lesser extent on individual goals. If each of these targets is met, the officers will receive a bonus payment equal to 90% (CEO) or 80% (other officers) of their base salary. If the targets are exceeded, each executive officer may earn a maximum bonus of up to 135% (CEO) or 120% (all other officers) of his or her base salary. If a target goal is not met, the bonus will be reduced by up to 50% of the target bonus allocated to that goal, and no bonuses will be awarded for performance below 90% of a target goal.

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  Exhibit 10.26